May 21, 1996

The Andersons, Inc.
480 West Dussel Drive
Maumee, Ohio 43537


                Re:     The Andersons, Inc.
                        Registration Statement on Form S-3

Ladies and Gentlemen:

                I am general counsel to The Andersons, Inc., an Ohio corporation (the "Corporation"), and have advised the Corporation in connection with the proposed registration by the Corporation of $5,000,000 aggregate principal amount of its 7.7 0 % Ten-Year Debentures and $5,000,000 aggregate principal amount of its 7 % Five-Year Debentures (collectively, the "Debentures"), pursuant to a Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on May 21, 1996 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

                For purposes of the opinions contained in this letter, I have examined and relied upon such corporate proceedings, documents, records and matters of law as I have deemed necessary or appropriate for the expression of the opinions contained herein (including, without limitation, the Corporation's Indenture (the "Indenture"), dated October 1, 1985, as supplemented by a Fifteenth Supplemental Indenture, dated as of January 2, 1996, between the Corporation and Fifth Third Bank (the " Trustee")). In addition, for purposes hereof, I have assumed with your permission and without independent investigation that all factual information supplied to me for the purpose hereof is complete and accurate and that no changes will be made in t he definitive form of the documents I have reviewed in draft form which would impact my opinions.

                Based upon and subject to the foregoing, I hereby advise you that in my opinion when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, and (iii) the Debentures shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the resolutions of the Corporation's Board of Directors (and any authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained, the Debentures when issued pursuant to the Registration Statement will be legally issued, fully paid and nonassessable and will constitute binding obligations of the Corporation.

                My opinions as herein expressed are subject to the following qualifications:

                (a) my opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer or other laws of general applicability relating to or affecting the enforcement of creditors' rights from time to time in effect and to general principles of equity;

                (b) provisions in the Indenture and the Debentures deemed to impose the payment of interest on interest may be unenforceable, void or voidable under applicable law;

                (c) requirements in the Indenture and the Debentures specifying that the provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral or implied agreement by trade practice o r course of conduct has been created modifying any provision of such documents;

                (d) I express no opinion as to the enforceability of the indemnification provisions of the Indenture and the Debentures insofar as said provisions might require indemnification with respect to any litigation against the Corporation determined adversely to the Trustee, or any loss, cost or expense arising out of the Trustee's gross negligence or willful misconduct or any violation by such trustee of statutory duties, general principles or equity or public policy; and

                (e) I express no opinion with respect to indemnification or contribution obligations which contravene public policy including, without limitation, indemnification or contribution obligations which arise out of failure to comply with applicable state or federal securities law.

                I am qualified to practice law in the State of Ohio and do not herein express any opinion as to any laws other than the laws of the State of Ohio, as such laws are constituted on the date of this opinion.

                I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

                I hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the '33 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    /s/Beverly J. McBride

                                                    Beverly J. McBride